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                                                                    EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Goodrich Petroleum Corporation:

   We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

KPMG LLP

Shreveport, Louisiana

December 4, 2000